UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1539359
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, Tennessee	37662
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
1.50% Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204119

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Eastman Chemical Company (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated May 19, 2016 (the “Prospectus Supplement”) to a prospectus dated May 13, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-204119), which Registration Statement was filed with the Commission on May 13, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 5, 2012, between Eastman Chemical Company and Wells Fargo Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012).

4.2	Form of 1.50% Notes due 2023 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated May 26, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EASTMAN CHEMICAL COMPANY

By:	/s/ Brian L. Henry
Brian L. Henry
Senior Securities – Governance Counsel and Assistant Secretary

Date: June 3, 2016